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                                                                  EXHIBIT 23.3


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-21321) and related Prospectus of Louis Dreyfus Natural Gas Corp. for the registration of $400,000,000 of its securities (as defined in the Registration Statement) and to the incorporation by reference therein of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP
                                           ---------------------

                                           ERNST & YOUNG LLP


Oklahoma City, Oklahoma
May 21, 1999